                                                                     Exhibit 4.6
                         VOTING AND TAG ALONG AGREEMENT

      This Voting AND TAG ALONG Agreement (this "Agreement") is made and entered into as of April 11, 2000, by and among the persons whose names are set forth on the attached Schedule I (collectively, the "Investors") and Richard T. Aab ("Aab"), Melrich Associates, L.P., a New York limited partnership ("Melrich"), Tansukh V. Ganatra ("Ganatra") and Super STAR Associates Limited Partnership, a Georgia limited partnership ("Super STAR"). Aab, Melrich, Ganatra and Super STAR are collectively referred to herein as the "Class B Stockholders."

                              STATEMENT OF PURPOSE

      A. The Class B Stockholders own and hold of record the following shares of Class B Common Stock, par value $0.01 per share ("Class B Common Stock"), issued by US LEC Corp., a Delaware corporation (the "Company"), which constitute all of the issued and outstanding shares of Class B Common Stock:

                    Class B                              Number
                    Stockholders                       of Shares
                    -----------------------          ---------------

                    Aab                                 8,480,770
                    Melrich                             4,309,500
                    Ganatra                               294,000
                    Super STAR                          3,750,000
                                                       ----------
                      Total                            16,834,270
                                                       ==========

      B. The Class B Stockholders have entered into a Second Amended and Restated Stockholders Agreement, of even date herewith (the "Stockholders Agreement"), pursuant to which, among other things, Melrich, Ganatra and Super STAR (i) agreed to vote all of their shares of Class B Common Stock in the same manner as Aab and (ii) granted to Aab an irrevocable proxy, with full power of substitution, for and on their behalf to attend all meetings of stockholders of the Company and to act, vote and execute consents with respect to all of their shares of Class B Common Stock, which proxy continues in full force and effect for the period specified in the Stockholders Agreement (the "Irrevocable Proxy").

      C. The Board of Directors of the Company has designated a new series of Series A Convertible Preferred Stock (the "Preferred Stock") pursuant to a Certificate of Designation (the "Designation") amending the Company's Restated Certificate of Incorporation (as so amended and as further amended from time to time, the "Restated Certificate").

      D. Concurrently with the execution of this Agreement, the Company and the Investors are entering into a Preferred Stock Purchase Agreement (the "Purchase Agreement") which provides for (i) the purchase by the Investors of an aggregate of 200,000 shares of the Preferred Stock, (ii) the issuance of an option to the Investors (the "Option") to purchase up to an aggregate of 100,000 shares of the Company's Series B Convertible Preferred Stock (the "Option Preferred Stock") having the terms set forth in the Series B Certificate of Designation (the "Option Designation") attached as an exhibit to the Option Agreement (as defined in the Purchase Agreement) and (iii) a Corporate Governance Agreement which obligates the

Company to take certain actions in connection with the Purchase Agreement (the "Corporate Governance Agreement").

      E. Shares of the Preferred Stock and shares of Option Preferred Stock, when issued under the Option Agreement, will be convertible into shares of the Company's Class A Common Stock, par value $.01 per share ("Class A Common Stock"). "Common Stock" means any Class A Common Stock, Class B Common Stock or any other class of common stock created by the Company. "Subject Common Stock" means any Common Stock now or hereafter held by the Class B Stockholders.

      F. As an inducement to the Investors to enter into the Purchase Agreement, the Class B Stockholders are willing to enter into and be bound by this Agreement pursuant to which, among other things, the Class B Stockholders grant to the Investors, certain tag-along rights and voting agreements with respect to the shares of Subject Common Stock upon the terms set forth herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

      1. Representations, Warranties and Covenants of the Class B Stockholders. The Class B Stockholders hereby represent, warrant and covenant to the Investors as follows:

            (a) Ownership of and Proxy Held With Respect to the Class B Shares. Aab owns and holds of record 8,480,770 shares of Class B Common Stock and holds an irrevocable proxy with respect to the 4,309,500 shares of Class B Common Stock owned and held of record by Melrich, 294,000 shares of Class B Common Stock owned and held of record by Ganatra and 3,750,000 shares of Class B Common Stock owned and held of record by Super STAR.

            (b) Authority; No Conflict. This Agreement has been duly executed and delivered by the Class B Stockholders and constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. Neither the execution and delivery of this Agreement nor the performance by the Class B Stockholders of the obligations contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which a Class B Stockholder is a party or bound or to which the shares of Subject Common Stock are subject. Performance by the Class B Stockholders of the obligations contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Class B Stockholders or the shares of Subject Common Stock.

            (c) Investors' Reliance. The Class B Stockholders understand and acknowledge that the Investors are entering into the Purchase Agreement in reliance upon the Class B Stockholders' execution and delivery of this Agreement.

      2. Additional Documents

      The Class B Stockholders hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of the Investors, to carry out the intent of this Agreement.

      3. Agreement to Vote For Directors

            (a) If, pursuant to the Restated Certificate, the Class B Stockholders are authorized to vote on a proposal to elect one or more Investor Directors (as defined in the Corporate Governance Agreement) presented at any meeting of stockholders of the Company, the Class B Stockholders shall vote each share of Subject Common Stock as to which they hold voting power in favor of the election of any Investor Director at such meeting and any adjournment thereof.

            (b) If, pursuant to the Restated Certificate, the Class B Stockholders are authorized to vote on a proposal to elect one or more persons as directors to the Board (as defined in the Corporate Governance Agreement) presented at any meeting of stockholders of the Company called upon (i) the exercise by the Investor Agents (as defined in the Corporate Governance Agreement) of a remedy they are entitled to exercise pursuant to Section 3.4 of the Corporate Governance Agreement, or (ii) the exercise by the Permitted Owners (as defined in the Corporate Governance Agreement) of any rights they are entitled to exercise under Section 5 of the Designation and the Option Designation, the Class B Stockholders shall vote each share of Subject Common Stock as to which they hold voting power in favor of the election of such persons as directors as may be designated or nominated by the Investor Agents or Permitted Owners, as applicable (including any Investor Directors as defined in the Corporate Governance Agreement); provided that the Class B Stockholders shall not be required to vote their shares of Subject Common Stock in favor of more than such number of persons so designated or nominated who, upon their election, would then constitute (together with any incumbent Investor Directors) a majority of the members of the Board.

            4. Potential Change of Control Transfers

            The Class B Stockholders agree not to Transfer for value any shares of Subject Common Stock if, as a result of such Transfer, a Change of Control (as defined in the Designation and the Option Designation) would occur unless either (i) the outstanding shares of Preferred Stock and Option Preferred Stock have been converted into Class A Common Stock prior to such Change of Control or
(ii) the Company is legally able, and has the resources necessary, to comply with the provisions of Section 5.1(b) of the Designation and the Option Designation upon the exercise by the holders of Preferred Stock and Option Preferred Stock of their rights to require the Company to redeem the Preferred Stock and Option Preferred Stock.

            5. Tag Along Rights

            No Class B Stockholder (each such stockholder, a "Prospective Selling Class B Stockholder") shall Transfer for value (a "Sale") any shares of Common Stock ("Shares") to any Person (a "Prospective Buyer") except in compliance with this Section 5. Any attempted Sale of Shares not in compliance with this Section 5 shall be null and void, and the Company shall not in any way give effect to any such impermissible Sale.

            (a) Notice. A written notice (the "Tag Along Notice") shall be furnished by the Prospective Selling Class B Stockholders to the Company, and to each Permitted Owner of the Underlying Common Stock (as defined in the Corporate Governance Agreement) known to them based on the records maintained by the Company (each, a "Tag Along Holder") at least ten Business Days (as defined in the Purchase Agreement) prior to such Sale. The Tag Along Notice shall include:

                  (i) The material terms of the proposed Sale, including the number of Shares to be purchased from the Prospective Selling Class B Stockholders, the percentage of the total number of Shares held by the Prospective Selling Class B Stockholders or their Affiliates (as defined in the Purchase Agreement) which such number of Shares constitutes (the "Tag Along Sale Percentage"), the maximum and minimum per share purchase price (which maximum price shall not be more than 110% of the minimum price) and the name and address of the Prospective Buyer; and

                  (ii) An invitation to each Tag Along Holder to make an offer to include in the proposed Sale to the Prospective Buyer an additional number of Shares (not in any event to exceed the Tag Along Sale Percentage of the total number of shares of Underlying Common Stock held by such Tag Along Holder) owned by such Tag Along Holder, on the same terms and conditions, with respect to each Share sold, as the Prospective Selling Class B Stockholders shall sell each of their Shares.

            (b) Exercise. Within ten Business Days after the effectiveness of the Tag Along Notice, each Tag Along Holder desiring to make an offer to include Shares in the proposed Sale (each a "Participating Seller" and, together with the Prospective Selling Class B Stockholders, collectively, the "Tag Along Sellers") shall send a written offer (the "Tag Along Offer") to the Prospective Selling Class B Stockholders, with a copy to the Company, specifying the number of Shares (not in any event to exceed the Tag Along Sale Percentage of the total number of shares of Underlying Common Stock held by such Participating Seller) which such Participating Seller desires to have included in the proposed Sale. Each Tag Along Holder who does not accept the Prospective Selling Class B Stockholders' invitation to make an offer to include Shares in the proposed Sale shall be deemed to have waived all of its rights with respect to such Sale, and the Tag Along Sellers shall thereafter be free to sell to the Prospective Buyer, at a per share price no greater than the maximum per share price set forth in the Tag Along Notice and on other principal terms which are not materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, without any further obligation to such non-accepting Tag Along Holder.

            (c) Irrevocable Offer. The offer of each Participating Seller contained in its Tag Along Offer shall be irrevocable, and, to the extent such offer is accepted, such Participating Seller shall be bound and obligated to sell in the proposed Sale on the same terms and conditions, with respect to each Share sold, as the Prospective Selling Class B Stockholders, up to such number of Shares as such Participating Seller shall have specified in its Tag Along Offer; provided, however, that if the principal terms of the proposed Sale change with the result that the per share price shall be less than the minimum per share price set forth in the Tag Along Notice or the other principal terms shall be materially less favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, each Participating Seller shall be permitted to withdraw the offer contained in its Tag Along Offer and shall be released from its obligations thereunder.

            (d) Reduction of Shares Sold. The Prospective Selling Class B Stockholders shall attempt to obtain the inclusion in the proposed Sale of the entire number of Shares which the Tag Along Sellers requested to have included in the Sale (as evidenced in the case of the Prospective Selling Class B Stockholders by the Tag Along Notice and in the case of each Participating Seller by such Participating Seller's Tag Along Offer). In the event the Prospective Selling Class B Stockholders shall be unable to obtain the inclusion of such entire number of Shares in the proposed Sale, the number of Shares to be sold in the proposed Sale shall be allocated among the Tag Along Sellers in proportion, as nearly as practicable, to the respective number of Shares which each Tag Along Seller requested to be included in the proposed Sale.

            (e) Additional Compliance. If (i) prior to consummation, the terms of the proposed Sale shall change with the result that the per share price to be paid in such proposed Sale shall be greater than the maximum per share price set forth in the Tag Along Notice or the other principal terms of such proposed Sale shall be materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 5 separately complied with, in order to consummate such proposed Sale pursuant to this Section 5; provided, however, that in the case of such a separate Tag Along Notice, the applicable period to which reference is made in Sections 5(a) and 5(b) shall be five Business Days and (ii) the Prospective Selling Class B Stockholders have not completed the proposed Sale by the end of the 90th day following the date of the effectiveness of the Tag Along Notice, each Participating Seller shall be released from its obligations under its Tag Along Offer, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 5 separately complied with, in order to consummate such proposed Sale pursuant to this
      Section 5, unless the failure to complete such proposed Sale resulted from any failure by any Participating Seller to comply with the terms of this
      Section 5.

            (f) Excluded Transactions. Notwithstanding the foregoing, the Class B Stockholders shall not be obligated to comply with the foregoing provisions of this Section 5 and none of the Permitted Owners shall have any right of participation pursuant to the terms of this Section 5, or otherwise, in each case, with respect to any Sale of Shares:

                  (i) by a Class B Stockholder to another Class B Stockholder or to a Permitted Transferee who agrees to be bound by this Agreement as a Class B Stockholder;

                  (ii) in a public offering of Common Stock with respect to
            which holders of Registrable Securities (as defined in the Registration Rights Agreement) have piggyback registration rights pursuant to the Registration Rights Agreement (as defined in the Purchase Agreement); or

                  (iii) if, after giving effect to such Sale, the Class B
            Stockholders and their Permitted Transferees will continue to own in the aggregate not less than 85% of the shares of Subject Common Stock held by the Class B Stockholders as of the date of this Agreement.

            (g) Further Assurances. Each Participating Seller, whether in its capacity as a Participating Seller, stockholder, officer or director of the Company, or otherwise, shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order expeditiously to consummate each Sale pursuant to this Section 5 and any related transactions, including, without limitation, executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Prospective Selling Class B Stockholders and the Prospective Buyer; provided, however, that Participating Sellers shall be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the Prospective Buyer solely to the extent provided in the immediately following sentence. Without limiting the generality of the foregoing, each Participating Seller agrees to execute and deliver such agreements as may be reasonably specified by the Prospective Selling Class B Stockholders, to which such Prospective Selling Class B Stockholders will also be party, including, without limitation, agreements to (A) make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Shares and the power, authority and legal right to sell such Shares and the absence of any adverse claim with respect to such Shares and (B) be liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Company and its subsidiaries; provided, however, that, except with respect to individual representations, warranties, covenants, indemnities and other agreements of Participating Sellers of the type described in clause (A) above, the aggregate amount of such liability shall not exceed the lesser of (x) such Participating Seller's pro rata portion of any such liability, to be determined in accordance with such Participating Seller's portion of the total number of Shares included in such Sale or (y) the proceeds to such Participating Seller in connection with such Sale; and provided, further, that with respect to individual representations, warranties, covenants, indemnities and other agreements of Participating Sellers of the type described in clause (A) above, the aggregate amount of such liability shall not exceed the proceeds to such Participating Seller in connection with such Sale.

            (h) Sale Process. The Prospective Selling Class B Stockholders shall, in their sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Sale and the terms and conditions thereof. No Prospective Selling Class B Stockholder or any Affiliate of any Prospective Selling Class B Stockholder shall have any liability to any other holder of Shares arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Sale except to the extent such Prospective Selling Class B Stockholder shall have failed to comply with the provisions of this Section 5.

            (i) Expenses. All reasonable costs and expenses incurred by the Prospective Selling Class B Stockholders or the Company in connection with any proposed Sale pursuant to this Section 5 (whether or not consummated), including without limitation all attorneys fees and expenses, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Prospective Selling Class B Stockholders. The reasonable costs and expenses incurred by the Participating Sellers in connection with any proposed Sale pursuant to this Section 5 (whether or not consummated) including, without limitation, all attorneys fees and expenses, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Participating Seller(s).

            (j) Closing. The closing of a Sale pursuant to the Section 5 shall take place at such time and place as the Prospective Selling Class B Stockholders shall specify by notice to each Participating Seller. At the closing of any Sale under this Section 5, each Participating Seller shall deliver the certificates evidencing the Shares to be sold by such Participating Seller, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration.

            (k) Termination. The provisions of this Section 5 shall terminate and have no further force or effect immediately after the Permitted Owners cease to hold at least 20% of the Underlying Common Stock.

      6. Subject Common Stock; Transfers to Permitted Transferees

            (a) Subject Common Stock. The Class B Stockholders agree that any shares of Subject Common Stock held or owned by them, or with respect to which they otherwise acquire beneficial ownership after the execution of this Agreement, including, without limitation, in the event of any stock split, stock dividend, recapitalization or other change in the capital structure of the Company affecting the Subject Common Stock, shall be subject to the terms and conditions of this Agreement to the same extent as if such shares constituted the shares of Subject Common Stock issued and outstanding as of the date hereof.

            (b) Transfers to Permitted Transferees. The Class B Stockholders agree that this Agreement and the obligations hereunder shall be binding upon any Permitted Transferee (as defined in the Restated Certificate) to which legal or beneficial ownership of any shares of Subject Common Stock shall pass, whether by operation of law or otherwise. No transfer of the legal or beneficial ownership of such shares to a Permitted Transferee shall be valid unless such Permitted Transferee agrees to be bound by this Agreement as a "Class B Stockholder."

      7. Miscellaneous

            (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any Permitted Transferees); provided, however, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the Class B Stockholders may be assigned by the Class B Stockholders without the prior written consent of the Permitted Owners holding a majority of the Underlying Common Stock.

            (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the Class B Stockholders and Permitted Owners holding a majority of the Underlying Common Stock.

            (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that the Investors will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Class B Stockholders set forth herein. Therefore, it is agreed that, in addition to any other remedy or remedies that may be available to the Investors upon any such violation, the Investors shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Investors at law or in equity without posting any bond and without proving that monetary damages would be inadequate.

            (e) Notices. All notices, requests, claims, demands and other communications hereunder ("Notices") shall be in writing and sent by certified or registered mail, return receipt requested, a recognized overnight courier service, telecopier or personal delivery, as follows:

                  (i) if to any Class B Stockholder:

                      Richard T. Aab
                      Melrich Associates, L.P.
                      Tansukh V. Ganatra
                      Super STAR Associates Limited Partnership
                      c/o US LEC Corp.
                      Transamerica Square
                      401 N. Tryon Street, Suite 1000
                      Charlotte, North Carolina 28202
                      Attention:  General Counsel
                      Telecopier:  (704) 319-3098

                      with required copies to:

                      Richard T. Aab
                      29 Woodstone Rise
                      Pittsford, NY  14534

                      Tansukh V. Ganatra
                      6523 Ashdale Place
                      Charlotte, North Carolina  28215

                      US LEC Corp.
                      Transamerica Square
                      401 N. Tryon Street, Suite 1000
                      Charlotte, North Carolina 28202
                      Attention:  General Counsel
                      Telecopier:  (704) 319-3098

                      and

                      Moore & Van Allen, PLLC
                      100 North Tryon Street, Floor 47
                      Charlotte, North Carolina 28202-4003
                      Attention:  Barney Stewart III
                      Telecopier:  (704) 331-1151

                  (ii) if to the Investors:

                       Bain Capital, Inc.
                       Two Copley Place
                       Boston, Massachusetts 02116
                       Attention:  Ian K. Loring
                       Telecopier:  (617) 572-3274

                       and

                       Thomas H. Lee Partners, L.P.
                       75 State Street, 26th Floor
                       Boston, Massachusetts 02109
                       Attention:  Anthony J. DiNovi
                       Telecopier:  (617) 227-3514

                       with a required copy to:

                       Ropes & Gray
                       One International Plaza
                       Boston, Massachusetts 02110-2624
                       Attention:  Philip J. Smith
                       Telecopier:  (617) 951-7050

      All such Notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged by the individual to whose attention the telecopy is sent, if telecopied. A party may change its address for purposes of this Agreement by Notice in accordance with this Section 7(e).

            (f) Governing Law. The laws of the State of Delaware (irrespective of its choice of laws, rules or principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto.

            (g) Entire Agreement. This Agreement and the Purchase Agreement contain the entire understanding of the parties with respect to the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

            (h) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.

            (i) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

            (j) Definition of Transfer. For purposes of Sections 4 and 5 of this Agreement, a "Transfer" means any sale, assignment or other disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise; provided that the term "Transfer" shall not include the pledge or granting of a security interest in the Shares or the subsequent disposition of any of such Shares upon the exercise by the pledgee or secured party, in accordance with its customary practices, of its rights upon a default with respect to any obligation owed to such pledgee or secured party by a Class B Stockholder.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                    CLASS B STOCKHOLDERS:

                                    /s/ Richard T. Aab
                                    -----------------------------------------
                                    Richard T. Aab


                                    MELRICH ASSOCIATES, L.P.

                                    By: /s/ Richard T. Aab
                                        -------------------------------------
                                        Richard T. Aab, General Partner

                                    By: /s/ Joyce M. Aab
                                        -------------------------------------
                                        Joyce M. Aab, General Partner

                                    /s/ T. V. Ganatra
                                    -----------------------------------------
                                    Tansukh V. Ganatra


                                    SUPER STAR ASSOCIATES LIMITED
                                    PARTNERSHIP

                                    By: /s/ T. V. Ganatra
                                        -------------------------------------
                                        Tansukh V. Ganatra, General Partner

                                         US LEC CORP.

                                         By: /s/ Michael K. Robinson
                                             -----------------------------------
                                             Name: Michael K. Robinson
                                             Title: Executive Vice President and
                                                     Chief Financial Officer


                                         BAIN CAPITAL CLEC INVESTORS, L.L.C.

                                         By: Bain Capital Fund VI, L.P.,
                                             its Administrative Member
                                         By: Bain Capital Partners VI, L.P.,
                                             its General Partner
                                         By: Bain Capital Investors VI, Inc.,
                                             its general partner

                                         By: /s/ Michael A. Krupka
                                             -----------------------------------
                                             Name: Michael A. Krupka
                                             Title: Managing Director


                                         THOMAS H. LEE EQUITY FUND IV, L.P.

                                         By: THL Equity Advisors IV, LLC,
                                             its general partner

                                         By: /s/ Anthony J. DiNovi
                                             -----------------------------------
                                             Name: Anthony J. DiNovi
                                             Title: Managing Director


                                         THOMAS H. LEE FOREIGN FUND IV-B, L.P.

                                         By: THL Equity Advisors IV, LLC,
                                             its general partner

                                         By: /s/ Anthony J. DiNovi
                                             -----------------------------------
                                             Name: Anthony J. DiNovi
                                             Title: Managing Director

                                        THOMAS H. LEE FOREIGN FUND IV, L.P.

                                        By: THL Equity Advisors IV, LLC,
                                            its general partner

                                        By: /s/ Scott M. Sperling
                                            -----------------------------------
                                            Name: Scott M. Sperling
                                            Title: Managing Director


                                        PUTNAM INVESTMENTS, INC.

                                        By: /s/ William H. Woolverton
                                            -----------------------------------
                                           Name: William H. Woolverton
                                           Title: Managing Director


                                        1997 THOMAS H. LEE NOMINEE TRUST

                                        By: /s/ Gerald Wheeler
                                            -----------------------------------
                                            Trustee


                                        THOMAS H. LEE CHARITABLE INVESTMENT L.P.

                                        By: /s/ Thomas H. Lee
                                            -----------------------------------
                                            Name: Thomas H. Lee
                                            Title: President

                                        /s/ David V. Harkins
                                        ---------------------------------------
                                        David V. Harkins


                                        THE HARKINS 1995 GIFT TRUST

                                        By: /s/ Sheryll J. Harkins
                                            -----------------------------------
                                            Trustee

                                        /s/ Scott A. Schoen
                                        ---------------------------------------
                                        Scott A. Schoen

                                       /s/ C. Hunter Boll
                                       ----------------------------------------
                                       C. Hunter Boll

                                       /s/ Scott M. Sperling
                                       ----------------------------------------
                                       Scott M. Sperling

                                       /s/ Anthony J. DiNovi
                                       ----------------------------------------
                                       Anthony J. DiNovi

                                       /s/ Thomas M. Hagerty
                                       ----------------------------------------
                                       Thomas M. Hagerty

                                       /s/ Warren C. Smith, Jr.
                                       ----------------------------------------
                                       Warren C. Smith, Jr.

                                       /s/ Seth W. Lawry
                                       ----------------------------------------
                                       Seth W. Lawry

                                       /s/ Kent R. Weldon
                                       ----------------------------------------
                                       Kent R. Weldon

                                       /s/ Terrence M. Mullen
                                       ----------------------------------------
                                       Terrence M. Mullen

                                       /s/ Todd M. Abbrecht
                                       ----------------------------------------
                                       Todd M. Abbrecht

                                       /s/ Charles A. Brizius
                                       ----------------------------------------
                                       Charles A. Brizius

                                       /s/ Scott Jaeckel
                                       ----------------------------------------
                                       Scott Jaeckel

                                       /s/ Soren Oberg
                                       ----------------------------------------
                                       Soren Oberg

                                       /s/ Thomas R. Shepherd
                                       ----------------------------------------
                                       Thomas R. Shepherd

                                       /s/ Wendy L. Masler
                                       ----------------------------------------
                                       Wendy L. Masler

                                       /s/ Andrew D. Flaster
                                       ----------------------------------------
                                       Andrew D. Flaster


                                       ROBERT SCHIFF LEE 1988 IRREVOCABLE TRUST

                                       By: /s/ Charles W. Robins
                                           ------------------------------------
                                           Trustee

                                       /s/ Stephen Zachary Lee
                                       ----------------------------------------
                                       Stephen Zachary Lee

                                       /s/ Charles W. Robins
                                       ----------------------------------------
                                       Charles W. Robins as Custodian for
                                       Jesse Lee

                                       /s/ Charles W. Robins
                                       ----------------------------------------
                                       Charles W. Robins as Custodian for
                                       Nathan Lee

                                       /s/ Charles W. Robins
                                       ----------------------------------------
                                       Charles W. Robins

                                       /s/ James Westra
                                       ----------------------------------------
                                       James Westra

                                       THL-CCI INVESTORS LIMITED
                                       PARTNERSHIP

                                       By: THL Investment Management Corp.,
                                       its general partner

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                       /s/ Adam A. Abramson
                                       ----------------------------------------
                                       Adam A. Abramson

                                       /s/ Joanne M. Ramos
                                       ----------------------------------------
                                       Joanne M. Ramos

                                       /s/ P. Holden Spaht
                                       ----------------------------------------
                                       P. Holden Spaht

                                       /s/ Nancy M. Graham
                                       ----------------------------------------
                                       Nancy M. Graham

                                       /s/ Gregory A. Ciongoli
                                       ----------------------------------------
                                       Gregory A. Ciongoli

                                       /s/ Wm. Matthew Kelly
                                       ----------------------------------------
                                       Wm. Matthew Kelly

                                       /s/ Kevin F. Sullivan
                                       ----------------------------------------
                                       Kevin F. Sullivan

                                       /s/ Diane M. Barriere
                                       ----------------------------------------
                                       Diane M. Barriere

                                       /s/ Kim H. Oakley
                                       ----------------------------------------
                                       Kim H. Oakley

                                   SCHEDULE I

                                    Investors

                                                           Number of Shares of Series A
                  Name                                       Preferred Stock Purchased
                  ----                                       -------------------------
Bain Capital CLEC Investors, L.L.C.                                 100,000.00
Thomas H. Lee Equity Fund IV, L.P.                                   83,533.00
Thomas H. Lee Foreign Fund IV-B, L.P.                                 8,113.00
Thomas H. Lee Foreign Fund IV, L.P.                                   2,859.00
Putnam Investment Holdings, LLC                                       1,374.00
1997 Thomas H. Lee Nominee Trust/1/                                   1,104.00
Thomas H. Lee Charitable Investment Limited Partnership                 543.00
David V. Harkins                                                        294.00
Scott A. Schoen                                                         245.00
C. Hunter Boll                                                          245.00
Scott M. Sperling                                                       245.00
Anthony J. DiNovi                                                       245.00
Thomas M. Hagerty                                                       245.00
Warren C. Smith, Jr.                                                    245.00
Seth W. Lawry                                                           102.00
Kent R. Weldon                                                           68.00
Terrence M. Mullen                                                       54.00
Todd M. Abbrecht                                                         54.00
Robert Schiff Lee 1988 Irrevocable Trust                                 50.00
Stephen Zachary Lee                                                      50.00
Charles A. Brizius                                                       41.00
The Harkins 1995 Gift Trust                                              33.00
Thomas R. Shepherd                                                       29.00
Charles W. Robins as Custodian for Jesse Lee                             25.00
Charles W. Robins as Custodian for Nathan Lee                            25.00
Charles W. Robins                                                        20.00
James Westra                                                             20.00
Wendy L. Masler                                                          20.00
Andrew D. Flaster                                                        17.00
Scott L. Jaeckel                                                         15.00
Soren L.  Oberg                                                          15.00
Adam A. Abramson                                                         12.00
Joanne M. Ramos                                                          12.00
P. Holden Spaht                                                           7.00
Nancy M. Graham                                                          12.00

--------
/1/ For legal purposes, certificate should be issued to "State Street Bank as Trustee for 1997 Thomas H. Lee Nominee Trust"

Gregory A. Ciongoli                                                      12.00
Wm. Matthew Kelly                                                        12.00
Kevin F. Sullivan                                                         2.00
Diane M. Barriere                                                         2.00
Kim H. Oakley                                                             1.00